AMENDMENT NO 1 to STOCK PURCHASE AGREEMENT

Dated as of June 24, 2016

This Amendment No. 1 to Stock Purchase Agreement (this “Amendment”) is entered into as of the date first set forth above by and between Tarek Kirschen (“Seller”), South Centre, Inc. (“Purchaser”), and Carolco Pictures, Inc., a Florida corporation (together with its subsidiaries, the “Company”).

RECITALS

WHEREAS, the parties hereto are the parties to that certain Stock Purchase Agreement dated as of June 22, 2016 (the “Original Agreement”); and

WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein to provide for the orderly completion of the transactions contemplated herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. The Original Agreement is hereby amended as follows:

(a) The words “5:00 p.m. Eastern time on June 24, 2016” in Section 17.2 of the Original Agreement are hereby amended to read “12:00 noon Eastern time on June 27, 2016”.

(b) The word “5:00 p.m.” in Section 17.3 of the Original Agreement is hereby amended to read “12:00 noon”.

2. The parties acknowledge that all of the conditions precedent to the Closing have been satisfied as of the date hereof, other than the receipt by Purchaser of evidence of the payment by Seller of $500.00 to the Company in return for the issuance to Seller of the Shares. Notwithstanding the foregoing, the parties agree that their respective obligations to proceed to the Closing shall remain subject to the conditions precedent to the Closing remaining satisfied as of the date and time of the Closing.

3. Other than as amended herein, the Original Agreement shall remain in full force and effect.

4. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law.

5. This Amendment may be executed simultaneously in two or more counterparts and by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

Carolco Pictures, Inc.

By:	/s/ Tarek Kirschen
Name:	Tarek Kirschen
Title:	Chief Executive Officer

/s/ Tarek Kirschen
Tarek Kirschen

South Centre, Inc.

/s/ David Cohen
Name:	David Cohen
Title:	Chief Executive Officer